SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 25, 2010 (January 20, 2010)

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 20, 2010, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of CommScope, Inc. (the “Company”) approved and made grants to the Company’s named executive officers of nonqualified stock options and performance share units, in each case pursuant to forms of agreement substantially the same as the forms of agreement previously filed. These grants were made pursuant to the CommScope, Inc. 2006 Long Term Incentive Plan (the “CommScope LTIP”). The nonqualified stock options provide grantees an option to purchase a specified number of shares of Company common stock, which options generally vest in one-third increments on each of the first, second and third anniversaries of the date of grant, provided the grantee remains employed with the Company on the applicable vesting date (except in the case of death, disability or retirement under certain circumstances). The performance share unit awards generally provide that a grantee will be eligible to receive shares of Company common stock upon the third anniversary of the date of grant in respect of performance share units which have vested as a result of the Company’s performance during the applicable performance period, provided the grantee remains employed with the Company on such date (except in the case of death, disability or retirement under certain circumstances). The relevant performance measure under the performance share unit awards is the Company’s operating income, subject to certain adjustments, for fiscal year 2010.

The nonqualified stock options (which have an exercise price of $29.51 per share) and performance share units granted to our named executive officers on January 20, 2010 are as follows:

Name and Title	Options Granted	Performance Share Units Granted
		Threshold Performance	Target Performance	Maximum Performance
Frank M. Drendel Chairman and Chief Executive Officer	186,937	18,192	36,384	54,576
Jearld L. Leonhardt Executive Vice President and Chief Financial Officer	55,828	5,433	10,866	16,299
Brian D. Garrett Former President and Chief Operating Officer	77,883	7,579	15,158	22,737
Marvin S. Edwards, Jr., President and Chief Operating Officer	87,061	8,473	16,945	25,418
Edward A. Hally Executive Vice President and Chief Commercial Officer	54,128	5,352	10,703	16,055

On January 20, 2010, the Compensation Committee increased the annual compensation for Jearld L. Leonhardt, the Company’s Executive Vice President and Chief Financial Officer, effective as of January 1, 2010. Mr. Leonhardt’s annual base salary was increased to $515,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2010

COMMSCOPE, INC.

By:	/S/ FRANK B. WYATT, II
Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary